UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
                        17800 Castleton Street, Suite 638
                       City of Industry, California 91748

                              INFORMATION STATEMENT

                                  (Preliminary)

                                 August 11, 2009

GENERAL INFORMATION

     This Information Statement of International Building Technologies Group, Inc., a Nevada corporation ("Company"), has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14 (c) of the Securities Exchange Act of 1934, as amended ("Exchange Act") on or about September 4, 2009, to our shareholders of record as of the close of business on August 10, 2009 ("Record Date"), to notify such shareholders that on August 10, 2009, (i) the Company's Board of Directors approved an amendment to our Articles of Incorporation to increase the authorized shares of our capital stock to 4,000,000,000, subject to shareholder approval; (ii) our Board of Directors set August 10, 2009, as the record date for shareholders entitled to vote on the amendment; and (iii) the Company received the written consent in lieu of a special meeting of shareholders from shareholders holding 1,000,000 shares of our Series C Preferred Stock entitled to 3,000 votes per share, for a total of 3,000,000,000 votes, representing approximately 64.6% of our total voting stock ("Majority Shareholders"), approving of the Company amending the Articles of Incorporation to increase the number of authorized shares of capital stock to 4,000,000,000.

     While the above actions have been approved by a majority of our outstanding shares in accordance with Nevada Corporate Law, the rules of the Securities and Exchange Commission provide that the above actions cannot take effect until at least 20 days after this information statement has first been sent to our shareholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on September 30, 2009.

   WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

     The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other similar persons to forward this Information Statement to the beneficial owners of our voting securities, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     You are being provided with this Information Statement pursuant to Section 14 (c) of the Exchange Act and Regulation 14C promulgated thereunder, and, in accordance therewith, the amendment to our Articles of Incorporation will not be filed with the Secretary of State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference Room 1024, at 450 Fifth Street, N.W., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at HTTP://WWW.SEC.GOV.

      You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

                 International Building Technologies Group, Inc.
                        17800 Castleton Street, Suite 638
                       City of Industry, California 91748

                            Telephone: (626) 581-8500

     The following documents as filed with the Commission by the Company are incorporated hrein by reference:

     1.   Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          2008;
     2.   Form 10-Q for the quarter  ended March 31, 2009;  and
     3.   Form 10-Q for the quarter ended June 30, 2009.

                          OUTSTANDING VOTING SECURITIES

     The holders of our Common Stock and our Series A Preferred Stock are entitled to one vote per share. The holders of our Series C Preferred Stock are entitled to vote on all matters submitted to the shareholders for a vote, including the election of directors, together with the holders of our Series A Preferred Stock and the holders of our Common Stock. Currently, the holders of our Series C Preferred Stock are entitled to 3,000 votes for each share of Series C Preferred Stock they own. The holders of the Series C Preferred Stock in the aggregate have the power to cast a total of 3,000,000,000 votes and the holders of our Common Stock and our Series A Preferred Stock are entitled to cast a total of 1,644,005,209 votes. Therefore, the total votes that may be cast by all of our shareholders is 4,644,005,209.

     On the Record Date, persons entitled to cast 3,000,000,000 votes (or 64.6% of total votes entitled to be cast) voted to approve the above described election of directors and other corporate actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

     To our knowledge, the following table sets forth, as of August 10, 2009, information regarding the ownership of our common stock by:

     *    Persons who own more than 5% of our common stock
     *    each of our directors and each of our executive officers; and
     *    all directors and executive officers as a group.

(a) Security Ownership of Certain Beneficial Owners

     The Company has three (3) classes of voting securities outstanding (Common Stock, Series A Preferred Stock and Series C Preferred Stock). The following table sets forth security ownership information as of the close of business on August 10, 2009, for any person or group, known by the Company to own more than five percent (5%) of the Company's common stock and Series C Preferred Stock. No table is included for the Company's Series A Preferred Stock due to the fact that only 96 shares of same are outstanding and such shares represent a DE minimus number of votes that could be cast on any matter presented for a vote of stockholders.

                                                                  Amount and
                                                                  Nature of
 Name and Address                            Title of             Beneficial       Percent of
of Beneficial Owner                           Class                 Owner            Class
-------------------                           -----                 -----            -----
Kenneth Yeung                           Series C Preferred        1,000,000         100% (1)
17800 Castleton Street, Suite 638
City of Industry, CA 91748

----------
1. The Series C Preferred Stock has voting rights of 3,000 votes per share, so that Mr. Yeung has the right to vote 3,000,000,000 of the 4,644,005,209 votes available to Mr. Yeung and the holders of our common stock and Series A Preferred Stock, thereby giving Mr. Yeung controlling voting rights in the Company.

(b) Security Ownership of Management

     The following table sets forth security ownership information as of the close of business on August 10, 2009, of all directors and all executive officers listed in the "Summary Compensation Table" set forth herein, and all directors and executive officers as a group.

                                                                  Amount and
                                                                  Nature of
 Name and Address                            Title of             Beneficial       Percent of
of Beneficial Owner                           Class                 Owner            Class
-------------------                           -----                 -----            -----
Kenneth Yeung                           Series C Preferred        1,000,000         100.00%
17800 Castleton Street, Suite 638       Common Stock                      0              0%
City of Industry, CA 91748


Officers and Directors as a Group       Series C Preferred        1,000,000         100.00%
 (1 person)                             Common Stock                      0              0%

(c) Securities Authorized for Issuance under Equity Compensation Plans: None.

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

                  THE APPROVAL OF AN AMENDMENT TO OUR ARTICLES
         OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                               OUR CAPITAL STOCK

ACTION NO.  1

OVERVIEW

     The Company currently has authorized capital stock of 2,000,000,000 shares, including 1,950,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. On August 10, 2009, our Board of Directors and the shareholders holding a majority of the voting rights in the Company, approved an amendment to the Articles of Incorporation to increase the number of outstanding shares of our capital stock to 4,000,000,000, including 3,950,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

     Since the Company is increasing the authorized shares of Common Stock, the Company will have more authorized (but unissued) shares to issue in the future. The additional shares of Common Stock that will become available for issuance could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the increase in our authorized Common Stock has been prompted by business and financial considerations, shareholders nevertheless should be aware that approval of the proposal could facilitate future efforts by our management to deter or prevent a change in control of the Company.

NO APPRAISAL OR DISSENTER'S RIGHTS

     Under Nevada Law, shareholders are not entitled to appraisal or dissenter's rights with respect to the proposed amendment to the Articles of Incorporation to effect an increase in our authorized Common Stock and we will not independently provide shareholders with any such right.

POTENTIAL ANTI-TAKEOVER EFFECT

     Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company, the increase in our authorized Common Stock is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. The Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

     Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the purpose of the increase in our authorized Common Stock is to have additional shares available for equity sales and acquisitions and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that could favored by a majority of the independent shareholders, the Company has no intent or plan to employ the resulting additional unissued authorized shares as an anti-takeover device.

APPROVAL OF ACTION NO. 1

     The Majority Shareholders have approved the amendment to our Articles of Incorporation to effect an increase of our authorized shares of capital stock to four billion (4,000,000,000) shares. The number of shares voted to approve the plan was sufficient under Nevada corporate law.

                                 By Order of the Board of Directors


                                 /s/ Kenneth Yeung
                                 -----------------------------------------------
Date: August __, 2009            Kenneth Yeung,
                                 Director, President and Chief Executive Officer

                                   APPENDIX A

                                   EXHIBIT "A"
                                       TO
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.

     Article 6 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "Article 6.

Capital Stock

6.1 AUTHORIZED CAPITAL STOCK. The aggregate number of shares which this Corporation shall have authority to issue is four billion (4,000,000,000) shares, consisting of (a) three billion nine hundred fifty thousand
(3,950,000,000) shares of Common Stock, par value $0.001 per share ("Common Stock") and (b) fifty million (50,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the and restrictions imposed upon the shares of each class as follows:

6.2 COMMON  STOCK.  Each share of Common Stock shall have,  for all purposes one
(1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

6.3 PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

     (a) may have such voting powers, full or limited, or may be without voting powers;

     (b) may be subject to redemption at such time or times and such prices as determine by the Board of Directors;

     (c) may be entitled to receive dividends (which may be cumulative or non cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

     (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

     (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments.

     (f) may be entitled to the benefit of sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

     (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation.

     (h) may have such other relative, participating, optional or other special rights, qualifications, limitations, or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directions providing for the issue of any series of shares of Preferred Stock."